Exhibit 99.1
ChargePoint Reports First Quarter Fiscal Year 2027 Financial Results

•Revenue grew 4% year-over-year to $102 million, above the guidance range
•Subscription revenue grew 7% year-over-year to $41 million
•GAAP gross margin was 29% and non-GAAP gross margin was 32%
•ChargePoint launched Express Solo, the world’s fastest standalone EV charger for mass-market passenger EVs
Campbell, Calif. – June 3, 2026 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint” or the "Company"), a leading provider of electric vehicle (EV) charging solutions, today reported its financial results for the first quarter of fiscal year 2027, which ended April 30, 2026.
“Q1 was a strong start to the year for ChargePoint, as we exceeded the high end of our guidance, delivered a third consecutive quarter of year-over-year growth, and maintained strong margins with continued cost discipline,” said Rick Wilmer, President and Chief Executive Officer. “ChargePoint is entering the year focused on accelerating growth, driven by innovation like the new Express Solo, the world’s fastest standalone EV charger. We’ve also strengthened our leadership team with the addition of Jyothi Swaroop as Chief Marketing and Growth Officer, positioning us to fully capitalize on this momentum and the innovation ahead.”
First Quarter Fiscal 2027 Financial Overview
•Revenue. First quarter revenue was $101.8 million, up 4% from $97.6 million in the prior year’s same quarter. Networked charging systems revenue for the first quarter was $53.3 million, up 2% from $52.1 million in the prior year’s same quarter. Subscription revenue was $40.8 million, up 7% from $38.0 million in the prior year’s same quarter.
•Gross Margin. First quarter GAAP gross margin was 29% as compared to 29% in the prior year's same quarter, and non-GAAP gross margin was 32% as compared to 31% in the prior year's same quarter.
•Operating Expenses. First quarter GAAP operating expenses were $76.8 million, down 6% from $81.8 million in the prior year's same quarter. Non-GAAP operating expenses were $54.4 million, down 4% from $56.7 million in the prior year's same quarter.
•Net Income/Loss. First quarter GAAP net loss was $43.2 million, down 24% from $57.1 million in the prior year's same quarter. Additionally, non-GAAP net loss was $18.3 million, down 39% from $30.0 million in the prior year's same quarter and non-GAAP adjusted EBITDA loss was $19.2 million, down 16% from $22.8 million in the prior year's same quarter.
•Liquidity. As of April 30, 2026, cash and cash equivalents on the balance sheet was $95.8 million.
•Shares Outstanding. As of April 30, 2026, ChargePoint had approximately 26 million shares of common stock outstanding.
Business Highlights
•ChargePoint launched Express Solo, the world’s fastest standalone EV charger for mass-market passenger EVs, capable of delivering up to 600 kW charging speed to a single port.
•ChargePoint appointed Jyothi Swaroop as Chief Marketing and Growth Officer, leading global go-to-market strategy, including marketing, go-to-market operations, sales enablement, growth initiatives, partner monetization, and new market expansion.
•ChargePoint and OBE Power, a leading a charge point owner, partnered to deploy approximately 2,500 charging ports at multifamily residences, starting this year.
•ChargePoint secured one of its largest transit fleet order to-date, delivering DC fast charging solutions to support Santa Monica’s Big Blue Bus fleet of e-buses, as part of the transit agency’s goal of total electrification by 2032.
Second Quarter of Fiscal 2027 Guidance

For the second fiscal quarter ending July 31, 2026, ChargePoint expects revenue of $100 million to $110 million .
Conference Call Information
ChargePoint will host a conference call to review the Company’s financial results at 1:30 p.m. Pacific (4:30 p.m. Eastern time) today.
A live webcast of the conference call will be available at https://events.q4inc.com/attendee/642160823. Participants can also access the conference call by dialing +1 (833) 461 5787 (North America) and entering Conference ID 642160823. For international dial-in information, please visit: https://help.events.q4inc.com/eahc/international-dial-in-numbers. A recording will be available after the conclusion of the webcast and archived for one year on ChargePoint’s investor relations website. A copy of the press release with the financial results will be also available on ChargePoint’s investor relations website prior to the commencement of the webcast.
About ChargePoint
ChargePoint has established itself as the leader in electric vehicle (EV) charging innovation since its inception in 2007, long before EVs became widely available. The company provides comprehensive solutions tailored to the entire EV ecosystem, from the grid to the dashboard of the vehicle. The company serves EV drivers, charging station owners, vehicle manufacturers, and similar types of stakeholders. With a commitment to accessibility and reliability, ChargePoint’s extensive portfolio of software, hardware, and services ensures a seamless charging experience for drivers across North America and Europe. ChargePoint empowers every driver in need of charging access, connecting them to over 1.4 million public and private charging ports worldwide. ChargePoint has facilitated the powering of more than 21 billion electric miles, underscoring its dedication to reducing greenhouse gas emissions and electrifying the future of transportation. For further information, please visit the ChargePoint pressroom or the ChargePoint Investor Relations site. For media inquiries, contact the ChargePoint press office.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our projected revenue for the second quarter of fiscal year 2027. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: macroeconomic trends including changes in or sustained inflation, interest rate volatility, increased tariffs or other events beyond our control on the overall economy which may reduce demand for our products and services; geopolitical events and conflicts; adverse impacts to our business and those of our customers and suppliers, including due to supply chain disruptions, component shortages, and associated logistics expense increases; our ability as an organization to successfully acquire, integrate or partner with other companies, products or technologies in a successful manner such as our partnership efforts with Eaton Corporation; our dependence on widespread acceptance and adoption of EVs, including any delays or modifications to auto manufacturers' plans and strategies to transition to predominately manufacture EVs and any corresponding decreased demand for installation of charging stations; our current dependence on sales of charging stations for the majority of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental policies, rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; our ability, and our reliance on our customers, to successfully implement, construct and manage state, federal and local charging infrastructure programs in accordance with the respective terms of such program in order to validly secure and obtain awarded funding and win additional grant opportunities; our reliance on contract manufacturers, including those located outside the United States, may result in supply chain interruptions, delays and expense increases which may adversely affect our sales, revenue and gross margins; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins due to delays and costs associated with new product introductions, such as our new AC and Express DC fast charging product architectures, inventory obsolescence, component shortages and related expense increases; the ability or success of our new AC and Express DC fast charging product architectures to result in an increased demand for charging products by commercial, residential and fleet charging customers; adverse impact to our revenues and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2026, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Use of Non-GAAP Financial Measures
ChargePoint has provided financial information in this press release that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). ChargePoint uses these non-GAAP financial measures internally in analyzing its financial results. ChargePoint believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends and believes they provide meaningful supplemental information to investors regarding ChargePoint’s underlying operating performance because they exclude items ChargePoint believes are unrelated to, and may not be indicative of, its core operating results.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ChargePoint’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of ChargePoint’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.
Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding stock-based compensation expense, amortization expense of acquired intangible assets and restructuring costs for severances and employment-related termination costs, and facility and other contract termination costs. Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.
Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding stock-based compensation expense, amortization expense of acquired intangible assets, restructuring costs for severances and employment-related termination costs, and facility and other contract termination costs, and non-cash charges related to tax liabilities, litigation settlements and other non-recurring transaction costs, including associated non-recurring legal expenses and professional service fees.

Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization expense of acquired intangible assets, restructuring costs for severances and employment-related termination costs, and facility and other contract termination costs, and non-cash charges related to tax liabilities, litigation settlements and other non-recurring transaction costs, including associated non-recurring legal expenses and professional service fees. These amounts reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Non-GAAP Adjusted EBITDA Loss. ChargePoint defines non-GAAP adjusted EBITDA loss as net loss excluding stock-based compensation expense, amortization expense of acquired intangible assets, restructuring costs for severances and employment-related termination costs, and facility and other contract termination costs, non-cash charges related to tax liabilities, litigation settlements and other non-recurring transaction costs, including associated non-recurring legal expenses and professional service fees, and further adjusted for provision of income taxes, depreciation, interest income and expense, and other income and expense (net).
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of ChargePoint’s operating results.
CHPT-IR
Investor Relations
Audrey Dion
Head of Investor Relations
investors@chargepoint.com
Press
John Paolo Canton
Vice President, Communications
JP.Canton@chargepoint.com

AJ Gosselin
Director, Corporate Communications
AJ.Gosselin@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	April 30,
	2026	2025
Revenue
Networked Charging Systems	$53,307	$52,059
Subscriptions	40,775	38,020
Other	7,737	7,561
Total revenue	101,819	97,640
Cost of revenue
Networked Charging Systems	48,954	48,638
Subscriptions	17,920	15,366
Other	5,323	5,650
Total cost of revenue	72,197	69,654
Gross profit	29,622	27,986
Operating expenses
Research and development	35,597	33,510
Sales and marketing	23,594	26,192
General and administrative	17,585	22,124
Total operating expenses	76,776	81,826
Loss from operations	(47,154)	(53,840)
Interest income	336	1,164
Interest expense	(274)	(6,436)
Other income (expense), net	5,096	2,613
Net loss before income taxes	(41,996)	(56,499)
Provision for income taxes	1,208	622
Net loss	$(43,204)	$(57,121)
Net loss per share, basic and diluted	$(1.75)	$(2.49)
Weighted average shares outstanding, basic and diluted	24,630,127	22,952,278

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	April 30, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$95,779	$141,564
Restricted cash	400	400
Accounts receivable, net	80,555	86,132
Inventories	203,596	214,903
Prepaid expenses and other current assets	20,735	19,028
Total current assets	401,065	462,027
Property and equipment, net	22,437	24,665
Intangible assets, net	56,664	60,534
Operating lease right-of-use assets	9,518	11,450
Goodwill	225,767	227,938
Other assets	5,538	5,631
Total assets	$720,989	$792,245
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$77,885	$90,094
Accrued and other current liabilities	137,122	141,723
Deferred revenue	119,072	119,381
Debt, current	15,598	32,371
Total current liabilities	349,677	383,569
Deferred revenue, noncurrent	129,575	131,200
Debt, noncurrent	224,135	228,480
Operating lease liabilities	9,504	10,677
Deferred tax liabilities	12,358	13,038
Other long-term liabilities	4,842	3,982
Total liabilities	730,091	770,946
Stockholders' equity (deficit):
Common stock	2	2
Additional paid-in capital	2,145,153	2,128,764
Accumulated other comprehensive income	582	4,168
Accumulated deficit	(2,154,839)	(2,111,635)
Total stockholders' equity (deficit)	(9,102)	21,299
Total liabilities and stockholders' equity (deficit)	$720,989	$792,245

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	April 30,
	2026	2025
Cash flows from operating activities
Net loss	$(43,204)	$(57,121)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,332	6,928
Non-cash operating lease cost	837	876
Stock-based compensation	10,595	17,863
Amortization of deferred contract acquisition costs	780	844
Paid-in-kind non-cash interest expense	387	9,397
Foreign currency transaction (gain) loss	321	(3,499)
Reserves and other	(9,538)	1,644
Changes in operating assets and liabilities:
Accounts receivable, net	5,470	(13)
Inventories	15,749	2,816
Prepaid expenses and other assets	(2,486)	(10,703)
Accounts payable, operating lease liabilities, and accrued and other liabilities	(20,331)	(6,418)
Deferred revenue	(1,472)	4,418
Net cash used in operating activities	(36,560)	(32,968)
Cash flows from investing activities
Purchases of property and equipment	(1,137)	(1,060)
Net cash used in investing activities	(1,137)	(1,060)
Cash flows from financing activities
Repayment of borrowings	(9,625)	—
Proceeds from the issuance of common stock under employee equity plans, net of tax withholding	428	1,288
Change in driver funds and amounts due to customers	1,643	1,149
Net cash (used in) provided by financing activities	(7,554)	2,437
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(534)	2,969
Net decrease in cash, cash equivalents, and restricted cash	(45,785)	(28,622)
Cash, cash equivalents, and restricted cash at beginning of period	141,964	224,971
Cash, cash equivalents, and restricted cash at end of period	$96,179	$196,349

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended April 30, 2026		Three Months Ended April 30, 2025
Cost of Revenue:
GAAP cost of revenue (as a percentage of revenue)	$72,197	71%	$69,654	71%
Stock-based compensation expense	(991)		(1,223)
Amortization of intangible assets	(803)		(766)
Restructuring costs (1)	(730)		—
Non-GAAP cost of revenue (as a percentage of revenue)	$69,673	68%	$67,665	69%

Gross Profit:
GAAP gross profit (gross margin as a percentage of revenue)	$29,622	29%	$27,986	29%
Stock-based compensation expense	991		1,223
Amortization of intangible assets	803		766
Restructuring costs (1)	730		—
Non-GAAP gross profit (gross margin as a percentage of revenue)	$32,146	32%	$29,975	31%

Operating Expenses:
GAAP research and development (as a percentage of revenue)	$35,597	35%	$33,510	34%
Stock-based compensation expense	(5,432)		(8,614)
Restructuring costs (1)	(4,122)		—
Non-GAAP research and development (as a percentage of revenue)	$26,043	26%	$24,896	25%

GAAP sales and marketing (as a percentage of revenue)	$23,594	23%	$26,192	27%
Stock-based compensation expense	(1,882)		(3,079)
Amortization of intangible assets	(2,410)		(2,275)
Restructuring costs (1)	(1,681)		—
Non-GAAP sales and marketing (as a percentage of revenue)	$17,621	17%	$20,838	21%

GAAP general and administrative (as a percentage of revenue)	$17,585	17%	$22,124	23%
Stock-based compensation expense	(2,290)		(4,947)
Restructuring costs (1)	(1,826)		—
Other adjustments (2)	(2,691)		(6,259)
Non-GAAP general and administrative (as a percentage of revenue)	$10,778	11%	$10,918	11%

GAAP Operating Expenses (as a percentage of revenue)	$76,776	75%	$81,826	84%
Stock-based compensation expense	(9,604)		(16,640)
Amortization of intangible assets	(2,410)		(2,275)
Restructuring costs (1)	(7,629)		—
Other adjustments (2)	(2,691)		(6,259)
Non-GAAP Operating Expenses (as a percentage of revenue)	$54,442	53%	$56,652	58%

	Three Months Ended April 30, 2026		Three Months Ended April 30, 2025
Net Loss:
GAAP net loss (as a percentage of revenue)	$(43,204)	(42)%	$(57,121)	(59)%
Stock-based compensation expense	10,595		17,863
Amortization of intangible assets	3,213		3,041
Restructuring costs (1)	8,359		—
Other adjustments (2)	2,691		6,259
Non-GAAP net loss (as a percentage of revenue)	$(18,346)	(18)%	$(29,958)	(31)%
Provision for income taxes	1,208		622
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(17,138)	(17)%	$(29,336)	(30)%
Depreciation	3,119		3,887
Interest income	(336)		(1,164)
Interest expense	274		6,436
Other expense (income), net	(5,096)		(2,613)
Non-GAAP Adjusted EBITDA Loss (as a percentage of revenue)	$(19,177)	(19)%	$(22,790)	(23)%

(1)Consists of restructuring costs for severances and employment-related termination costs, and facility and other contract termination costs.
(2)Consists of non-cash charges related to tax liabilities, litigation settlements and other non-recurring transaction costs, including associated non-recurring legal expenses and professional service fees.